Exhibit 99.1

Academy Sports + Outdoors Reports Third Quarter Fiscal 2025 Results
Updates Guidance

Third Quarter Sales Increase 3.0%; Comparable Sales Decrease (0.9)%

eCommerce Sales Increase 22.2%; New Stores Comping High Single Digits

Third Quarter Diluted GAAP EPS of $1.05, +14% to last year

Opened Eleven New Stores Across Ten States

Narrows Sales & Gross Margin Guidance

KATY, TEXAS (Globe Newswire — December 9, 2025) – Academy Sports and Outdoors, Inc. (Nasdaq: ASO) ("Academy" or the "Company") today announced its financial results for the third quarter ended November 1, 2025.

"We continue to see an acceleration in our underlying growth strategies, despite the uncertain economic backdrop the consumer is facing," said Steve Lawrence, Chief Executive Officer. “The start to holiday aligned with our expectations, capped off by a record Black Friday event. The momentum we are seeing in early holiday results reinforces that our position as the value leader in our space is resonating with consumers, and is driving market share gains.”

Third Quarter Operating Results ($ in millions, except per share data)	Thirteen Weeks Ended		Change
	November 1, 2025	November 2, 2024%
Net sales	$1,383.7	$1,343.3	3.0%
Comparable sales	(0.9)%	(4.9)%
Income before income tax	$94.0	$88.7	6.0%
Net income	$71.6	$65.8	8.8%
Adjusted net income (1)	$77.3	$70.5	9.6%
Earnings per common share, diluted	$1.05	$0.92	14.1%
Adjusted earnings per common share, diluted (1)	$1.14	$0.98	16.3%
(1) Adjusted net income and Adjusted earnings per common share, diluted are non-GAAP measures. See "Non-GAAP Measures" and "Reconciliations of GAAP to Non-GAAP Financial Measures" below for reconciliations of non-GAAP financial measures to their most directly comparable GAAP financial measures.

Year-to-Date Operating Results ($ in millions, except per share data)	Thirty-Nine Weeks Ended		Change
	November 1, 2025	November 2, 2024%
Net sales	$4,334.9	$4,256.5	1.8%
Comparable sales	(1.4)%	(5.9)%
Income before income tax	$321.9	$372.9	(13.7)%
Net Income	$243.1	$284.8	(14.6)%
Adjusted net income (1)	$260.2	$300.7	(13.5)%
Earnings per common share, diluted	$3.57	$3.86	(7.5)%
Adjusted earnings per common share, diluted (1)	$3.82	$4.08	(6.4)%
(1) Adjusted net income and Adjusted earnings per common share, diluted are non-GAAP measures. See "Non-GAAP Measures" and "Reconciliations of GAAP to Non-GAAP Financial Measures" below for reconciliations of non-GAAP financial measures to their most directly comparable GAAP financial measures.

	As of		Change
Balance Sheet ($ in millions)	November 1, 2025	November 2, 2024%
Cash and cash equivalents	$289.5	$296.0	(2.2)%
Merchandise inventories, net(1)	$1,701.2	$1,525.0	11.6%
Long-term debt, net	$481.3	$483.1	(0.4)%
(1) As of November 1, 2025 inventory per store was down 0.3% in units and up 3.1% in dollars.

	Thirty-Nine Weeks Ended		Change
Capital Allocation ($ in millions)	November 1, 2025	November 2, 2024%
Share repurchases	$99.9	$276.6	(63.9)%
Dividends paid	$26.0	$23.8	9.2%

Subsequent to the end of the third quarter, on December 4, 2025, Academy's Board of Directors declared a quarterly cash dividend of $0.13 per share of common stock. The dividend is payable on January 15, 2026, to stockholders of record as of the close of business on December 18, 2025.
New Store Openings
Academy opened eleven new stores during the third quarter, bringing its total to 317 locations across 21 states. The Company has opened a total of 24 stores in fiscal 2025. The following table outlines the new locations opened during the year:

East Harrisburg, PA	Hagerstown, MD	York, PA	NW Kansas City, MO	Pineville, NC
Fort Walton Beach, FL	Midlothian, VA	Morgantown, WV	Boardman, OH	Beaufort, SC
Virginia Beach, VA	Rome, GA	Cullman, AL	Mishawaka, IN	Lakeland, FL
Columbia, TN	Albany, GA	Palestine, TX	Batesville, MS	Seguin, TX
Russellville, AR	Ft. Wayne, IN	El Paso, TX	New Braunfels, TX

The Company also plans to open an additional 20-25 new stores in fiscal 2026.

Academy Store Footprint Update

Time Frame	Total stores open at beginning of the period	Number of stores opened during the period	Number of stores closed during the period	Total stores open at end of period
FY 2024	282	16	—	298
1st Quarter 2025	298	5	—	303
2nd Quarter 2025	303	3	—	306
3rd Quarter 2025	306	11	—	317
Note: 24 new stores added LTM

Time Frame	Total gross square feet open at beginning of the period	Gross square feet for stores opened during the period	Gross square feet for stores closed during the period	Total gross square feet at the end of the period
FY 2024	19,679	925	—	20,604
1st Quarter 2025	20,604	275	—	20,879
2nd Quarter 2025	20,879	191	—	21,070
3rd Quarter 2025	21,070	598		21,668
Note: Figures in thousands

2025 Outlook
"The third quarter performed in-line with our expectations, and led to outperformance across our profit metrics including growth in gross margin, operating profit and net income," said Carl Ford, Chief Financial Officer. "Based on the results from the first three quarters and the expectations for the remainder of fiscal 2025, we are narrowing the low end of our sales guidance from -3.0% to -2.0% and the high end from +1.0% to flat. Additionally, we have raised the low end of our gross margin guidance to 34.3% from 34.0%. We expect the tax rate for the year to be 23.5%.”

Academy is revising its previous guidance for fiscal 2025 as follows:

	Fiscal 2025 Guidance Q2 Update		Updated Fiscal 2025 Guidance
(in millions, except per share amounts)	Low end	High End	Low end	High end
Net sales	$6,000	$6,265	$6,025	$6,200

Comparable sales (1)	(3.0)%	1.0%	(2.0)%	—%

Gross margin rate	34.0%	34.5%	34.3%	34.5%

GAAP net income	$360	$410	$365	$400

Adjusted net income (2)	$380	$430	$385	$420

GAAP earnings per common share, diluted	$5.30	$6.00	$5.35	$5.85

Adjusted earnings per common share, diluted (2)	$5.60	$6.30	$5.65	$6.15

Diluted weighted average common shares	~68	~68	~68	~68

Capital Expenditures	$180	$220	$180	$210

Adjusted free cash flow (2), (3)	$250	$320	$250	$300

(1) We define comparable sales as the percentage of period-over-period net sales increase or decrease, in the aggregate, for stores open after thirteen full fiscal months, as well as for all eCommerce sales.

(2) Adjusted net income, adjusted earnings per common share (EPS), diluted, and adjusted free cash flow are non-GAAP measures. See appendix for "GAAP to Non-GAAP Reconciliations.

(3) We have not reconciled guidance for adjusted free cash flow to the most comparable GAAP measure because it is not possible to do so without unreasonable efforts given the uncertainty and potential variability of reconciling items, which are dependent on future events often outside of management's control and could be significant; therefore, we are unable to provide an estimate of the most closely comparable GAAP measure at this time.

Conference Call Info
Academy will host a conference call today at 10:00 a.m. Eastern Time to discuss its financial results and related matters. The call will be webcast at investors.academy.com. The following information is provided for those who would like to participate in the conference call:

U.S. callers            1-877-407-3982
International callers        1-201-493-6780
Passcode             13757103

A replay of the conference call will be available for approximately 30 days on the Company's website.

About Academy Sports + Outdoors
Academy is a leading full-line sporting goods and outdoor recreation retailer in the United States. Originally founded in 1938 as a family business in Texas, Academy has grown to more than 300 stores across 21 states and counting. Academy’s mission is to provide “Fun for All” and Academy fulfills this mission with a localized merchandising strategy and value proposition that strongly connects with a broad range of consumers. Academy’s product assortment focuses on key categories of outdoor, apparel, sports & recreation and footwear through both leading national brands and a portfolio of private label brands. For more information, visit www.academy.com.

Non-GAAP Measures
Adjusted EBITDA, Adjusted EBIT, Adjusted Net Income, Adjusted Earnings per Common Share, and Adjusted Free Cash Flow have been presented in this press release as supplemental measures of financial performance that are not required by, or presented in accordance with, generally accepted accounting principles (“GAAP”). The Company believes that the presentation of these non-GAAP measures is useful to investors as they provide additional information on comparisons between periods by excluding certain items that affect overall comparability. The Company uses these non-GAAP financial measures for business planning purposes, to consider underlying trends of its business, and in measuring its performance relative to others in the market, and believes presenting these measures also provides information to investors and others for understanding and evaluating trends in the Company’s operating results or measuring performance in the same manner as the Company’s management. Non-GAAP financial measures should be considered in addition to, and not as an alternative for, the Company’s reported results prepared in accordance with GAAP. The calculation of these non-GAAP financial measures may differ from similar measures reported by other companies and may not be comparable to other similarly titled measures. For additional information on these non-GAAP financial measures, please see our Annual Report for the fiscal year ended February 1, 2025 (the "Annual Report"), filed on March 20, 2025 and our Quarterly Report for the thirteen weeks ended November 1, 2025 to be filed on December 9, 2025 ("the Quarterly Report"), which may be updated from time to time in our periodic filings with the Securities and Exchange Commission (the "SEC"), which are accessible on the SEC's website at www.sec.gov.

See “Reconciliations of GAAP to Non-GAAP Financial Measures” below for reconciliations of non-GAAP financial measures presented in this press release to their most directly comparable GAAP financial measures.

Forward Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based on Academy’s current expectations and are not guarantees of future performance. Forward-looking statements may incorporate words such as “believe,” “expect,” “anticipate,” “forward,” “ahead,” “opportunities,” “plans,” “priorities,” “goals,” “future,” “short/long term,” “will,” “should,” or the negative version of these words or other comparable words. The forward-looking statements in this press release include, among other things, statements regarding the Company’s fiscal 2025 outlook under the caption “2025 Outlook”, the Company’s strategic plans and financial objectives, including the implementation of such plans, the growth of the Company’s business and operations, including the opening of new stores and the expansion into new markets, as well as their performance, the Company’s payment of dividends, including the timing and amount thereof, share repurchases by the Company, and the Company's expectations regarding its future performance and financial condition. These forward-looking statements are subject to various risks, uncertainties, assumptions, or changes in circumstances that are all difficult to predict or quantify. Actual results may differ materially from these expectations due to changes in global, regional, or local economic, business, competitive, market, regulatory, environmental, and other factors that could affect overall consumer spending or our industry, including the possible effects of ongoing macroeconomic challenges, inflation and higher interest rates, trade policy changes or additional tariffs or changes in tariffs, geopolitical tensions, or changes to the financial health of our customers, many of which are beyond Academy's control. These and other important factors that could cause actual results to differ materially from those in the forward-looking statements are set forth in Academy's filings with the SEC, including the Annual Report and the Quarterly Report, under the caption "Risk Factors," as may be updated from time to time in our periodic filings with the SEC. Any forward-looking statement in this press release speaks only as of the date of this release. Academy undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by any applicable securities laws.

Investor Contact	Media Contact
Dan Aldridge	Meredith Klein
VP, Investor Relations	VP, Communications
832-739-4102	346-823-6615
dan.aldridge@academy.com	meredith.klein@academy.com

ACADEMY SPORTS AND OUTDOORS, INC.
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
(Amounts in thousands, except per share data)

	Thirteen Weeks Ended
	November 1, 2025	Percentage of Sales (1)	November 2, 2024	Percentage of Sales (1)
Net sales	$1,383,696	100.0%	$1,343,330	100.0%
Cost of goods sold	890,287	64.3%	886,617	66.0%
Gross margin	493,409	35.7%	456,713	34.0%
Selling, general and administrative expenses	393,017	28.4%	365,239	27.2%
Operating income	100,392	7.3%	91,474	6.8%
Interest expense, net	8,984	0.6%	9,149	0.7%
Other income, net	2,618	0.2%	6,406	0.5%
Income before income taxes	94,026	6.8%	88,731	6.6%
Income tax expense	22,464	1.6%	22,968	1.7%
Net income	$71,562	5.2%	$65,763	4.9%

Earnings Per Common Share:
Basic	$1.07		$0.94
Diluted	$1.05		$0.92

Weighted Average Common Shares Outstanding:
Basic	66,647		70,319
Diluted	67,963		71,774
(1) Column may not add due to rounding

ACADEMY SPORTS AND OUTDOORS, INC.
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
(Amounts in thousands, except per share data)

	Thirty-Nine Weeks Ended
	November 1, 2025	Percentage of Sales (1)	November 2, 2024	Percentage of Sales (1)
Net sales	$4,334,942	100.0%	$4,256,530	100.0%
Cost of goods sold	2,805,931	64.7%	2,785,299	65.4%
Gross margin	1,529,011	35.3%	1,471,231	34.6%
Selling, general and administrative expenses	1,186,973	27.4%	1,087,287	25.5%
Operating income	342,038	7.9%	383,944	9.0%
Interest expense, net	27,057	0.6%	27,706	0.7%
Write off of deferred loan costs	—	—%	449	0.0%
Other income, net	6,907	0.2%	17,140	0.4%
Income before income taxes	321,888	7.4%	372,929	8.8%
Income tax expense	78,808	1.8%	88,113	2.1%
Net income	$243,080	5.6%	$284,816	6.7%

Earnings Per Common Share:
Basic	$3.64		$3.95
Diluted	$3.57		$3.86

Weighted Average Common Shares Outstanding:
Basic	66,770		72,047
Diluted	68,096		73,744
(1) Column may not add due to rounding

ACADEMY SPORTS AND OUTDOORS, INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited)
(Amounts in thousands, except per share data)

	November 1, 2025	February 1, 2025	November 2, 2024
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$289,487	$288,929	$295,996
Accounts receivable - less allowance for doubtful accounts of $2,195, $2,752 and $2,609, respectively	17,508	16,759	18,124
Merchandise inventories, net	1,701,163	1,308,840	1,524,978
Prepaid expenses and other current assets	64,754	95,621	68,884
Assets held for sale	20,658	—	—
Total current assets	2,093,570	1,710,149	1,907,982

PROPERTY AND EQUIPMENT, NET	591,067	525,136	503,115
RIGHT-OF-USE ASSETS	1,226,518	1,173,075	1,189,116
TRADE NAME	579,588	579,007	578,815
GOODWILL	861,920	861,920	861,920
OTHER NONCURRENT ASSETS	61,321	51,676	50,830
Total assets	$5,413,984	$4,900,963	$5,091,778

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$793,558	$612,424	$764,489
Accrued expenses and other current liabilities	305,786	230,323	314,289
Current lease liabilities	124,685	115,134	130,236
Current maturities of long-term debt	3,000	3,000	3,000
Total current liabilities	1,227,029	960,881	1,212,014

LONG-TERM DEBT, NET	481,266	482,679	483,148
LONG-TERM LEASE LIABILITIES	1,260,067	1,185,741	1,173,158
DEFERRED TAX LIABILITIES, NET	272,733	256,815	250,970
OTHER LONG-TERM LIABILITIES	26,620	10,812	10,961
Total liabilities	3,267,715	2,896,928	3,130,251

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY :
Preferred stock, $0.01 par value, authorized 50,000,000 shares; none issued and outstanding	—	—	—
Common stock, $0.01 par value, authorized 300,000,000 shares; 66,676,966, 68,332,961, and 69,932,128 issued and outstanding as of November 1, 2025, February 1, 2025, and November 2, 2024, respectively.	667	683	699
Additional paid-in capital	263,736	247,094	245,511
Retained earnings	1,881,866	1,756,258	1,715,317
Stockholders' equity	2,146,269	2,004,035	1,961,527
Total liabilities and stockholders' equity	$5,413,984	$4,900,963	$5,091,778

ACADEMY SPORTS AND OUTDOORS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(Amounts in thousands)

	Thirty-Nine Weeks Ended
	November 1, 2025	November 2, 2024
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$243,080	$284,816
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	92,075	87,108
Non-cash lease expense	30,034	16,773
Equity compensation	22,724	20,389
Amortization of deferred loan and other costs	1,943	1,925
Deferred income taxes	15,917	(3,826)
Write off of deferred loan costs	—	449
Gain on disposal of property and equipment	(3,634)	—
Changes in assets and liabilities:
Accounts receivable, net	(749)	1,247
Merchandise inventories, net	(392,323)	(330,819)
Prepaid expenses and other current assets	28,813	14,566
Other noncurrent assets	(10,751)	(11,222)
Accounts payable	171,553	214,264
Accrued expenses and other current liabilities	52,812	48,464
Income taxes payable	23,874	44,782
Other long-term liabilities	9,698	(1,004)
Net cash provided by operating activities	285,066	387,912

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(170,154)	(135,866)
Purchases of intangible assets	(581)	(579)
Proceeds from the sale of property and equipment	4,706	—
Net cash used in investing activities	(166,029)	(136,445)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from Revolving Credit Facilities	—	3,900
Repayment of Revolving Credit Facilities	—	(3,900)
Repayment of Term Loan	(2,250)	(2,250)
Debt issuance fees	—	(5,690)
Proceeds from exercise of stock options	3,606	3,809
Proceeds from issuance of common stock under employee stock purchase program	2,781	2,819
Taxes paid related to net share settlement of equity awards	(4,067)	(4,471)
Repurchase of common stock for retirement	(99,031)	(273,766)
Dividends paid	(26,028)	(23,842)
Other financing activities	6,510	—
Net cash used in financing activities	(118,479)	(303,391)

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	558	(51,924)
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	288,929	347,920
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$289,487	$295,996

ACADEMY SPORTS AND OUTDOORS, INC.
RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES
(Unaudited)

Adjusted EBITDA and Adjusted EBIT

We define “Adjusted EBITDA” as net income (loss) before interest expense, net, income tax expense and depreciation, amortization, and impairment, and other adjustments included in the table below. We define “Adjusted EBIT” as Adjusted EBITDA less depreciation and amortization. We describe these adjustments reconciling net income (loss) to Adjusted EBITDA and Adjusted EBIT in the following table (amounts in thousands).

	Thirteen Weeks Ended		Thirty-Nine Weeks Ended
	November 1, 2025	November 2, 2024	November 1, 2025	November 2, 2024
Net income	$71,562	$65,763	$243,080	$284,816
Interest expense, net	8,984	9,149	27,057	27,706
Income tax expense	22,464	22,968	78,808	88,113
Depreciation and amortization	30,904	29,337	92,075	87,108
Equity compensation (a)	7,580	6,296	22,724	20,389
Write off of deferred loan costs	—	—	—	449
Adjusted EBITDA	$141,494	$133,513	$463,744	$508,581
Less: Depreciation and amortization	(30,904)	(29,337)	(92,075)	(87,108)
Adjusted EBIT	$110,590	$104,176	$371,669	$421,473

(a) Represents non-cash charges related to equity-based compensation, which vary from period to period depending on certain factors such as timing and valuation of awards, achievement of performance targets and equity award forfeitures.

Adjusted Net Income and Adjusted Earnings Per Common Share
We define “Adjusted Net Income” as net income (loss) plus other adjustments included in the table below, less the tax effect of these adjustments. We define “Adjusted Earnings per Common Share, Basic” as Adjusted Net Income divided by the basic weighted average common shares outstanding during the period and “Adjusted Earnings per Common Share, Diluted” as Adjusted Net Income divided by the diluted weighted average common shares outstanding during the period. We describe these adjustments reconciling net income (loss) to Adjusted Net Income, and Adjusted Earnings Per Common Share in the following table (amounts in thousands, except per share data):

	Thirteen Weeks Ended		Thirty-Nine Weeks Ended
	November 1, 2025	November 2, 2024	November 1, 2025	November 2, 2024
Net income	$71,562	$65,763	$243,080	$284,816
Equity compensation (a)	7,580	6,296	22,724	20,389
Write off of deferred loan costs	—	—	—	449
Tax effects of these adjustments (b)	(1,816)	(1,593)	(5,561)	(4,926)
Adjusted Net Income	$77,326	$70,466	$260,243	$300,728

Earnings per common share:
Basic	$1.07	$0.94	$3.64	$3.95
Diluted	$1.05	$0.92	$3.57	$3.86
Adjusted earnings per common share:
Basic	$1.16	$1.00	$3.90	$4.17
Diluted	$1.14	$0.98	$3.82	$4.08
Weighted average common shares outstanding:
Basic	66,647	70,319	66,770	72,047
Diluted	67,963	71,774	68,096	73,744

(a) Represents non-cash charges related to equity-based compensation, which vary from period to period depending on certain factors such as timing and valuation of awards, achievement of performance targets and equity award forfeitures.

(b) For the thirteen and thirty-nine weeks ended November 1, 2025 and November 2, 2024, this represents the estimated tax effect (by using the projected full year tax rates for the respective years) of the total adjustments made to arrive at Adjusted Net Income.

Adjusted Net Income and Adjusted Earnings Per Common Share, Diluted, Guidance Reconciliation (amounts in millions, except per share data)

	Low Range*	High Range*
	Fiscal Year Ending January 31, 2026	Fiscal Year Ending January 31, 2026
Net Income	$365.0	$400.0
Equity compensation (a)	$20.0	$20.0
Adjusted Net Income	$385.0	$420.0

Earnings Per Common Share, Diluted	$5.35	$5.85
Equity compensation (a)	$0.30	$0.30
Adjusted Earnings Per Common Share, Diluted	$5.65	$6.15

* Amounts presented have been rounded.
(a)	Adjustments include tax-effected non-cash charges related to equity-based compensation (as defined above), which may vary from period to period.

Adjusted Free Cash Flow
We define “Adjusted Free Cash Flow” as net cash provided by (used in) operating activities less net cash used in investing activities. We describe these adjustments reconciling net cash provided by operating activities to adjusted free cash flow in the following table (amounts in thousands):

	Thirteen Weeks Ended		Thirty-Nine Weeks Ended
	November 1, 2025	November 2, 2024	November 1, 2025	November 2, 2024
Net cash provided by operating activities	$49,019	$96,891	$285,066	$387,912
Net cash used in investing activities	(58,130)	(62,707)	(166,029)	(136,445)
Adjusted Free Cash Flow	$(9,111)	$34,184	$119,037	$251,467